Exhibit 5.1

20 April, 2012

(852) 2842 9532

Wynne.Lau@conyersdill.com

China Auto Rental Holdings Inc.

2F, Lead International Building

2A Zhonghuan South Road, Wangjing

Chaoyang District

Beijing, PRC 100102

Dear Sirs,

Re: China Auto Rental Holdings Inc. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 (Registration No. 333 - 179048) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on 18 January 2012 including all amendments or supplements thereto (the “Registration Statement”) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of certain ordinary shares, par value US$0.00005 each (“Ordinary Shares”) and the sale by Haode Group Inc. as the selling shareholder of certain Ordinary Shares registered in the name of Haode Group Inc. according to the register of members of the Company (“Haode Shares”) in the form of American Depositary Shares (“ADSs”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed copies of (1) the current amended and restated memorandum and articles of association of the Company, as adopted by the Company on 13 July, 2011, (2) the amended and restated memorandum and articles of association of the Company adopted by the shareholders of the Company on 24 February, 2012 to be effective conditionally and immediately upon commencement of the trading of the Company’s American Depositary Shares representing the Ordinary Shares on the NASDAQ Global Select Market, (3) copies of the written resolutions of its directors dated 24 February, 2012 and the written resolutions of its members dated 13 January, 2012 and the written resolution of its members dated 24 February, 2012 (together, the “Resolutions”),

(4) a  Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 2 April, 2012 (the “Certificate Date”), (5) a director’s certificate issued by a director of the Company on 14 March, 2012, a certified copy of the Register of Members of the Company provided to us on 17 April 2012 and (6) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (c) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (d) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with or declared effective by the Commission and (e) that upon issue of any shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.  This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Ordinary Shares in the form of ADS by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                                       The Company is duly incorporated and existing under the laws of the Cayman Islands and is, as at the Certificate Date, in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands governmental authority, or to pay any Cayman Islands government fee which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.                                       When issued and paid for as contemplated by the Registration Statement, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares), and the Haode Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.                                       The statements relating to certain Cayman Islands tax matters set forth under the caption “Taxation — Cayman Islands Taxation” and the statements relating to certain Cayman Islands matters set forth under the caption “Enforceability of Civil Liabilities” in the Registration Statement, to the extent that they constitute statements of the Cayman Islands law, are true and accurate based on current law and practice at the date hereof and that such statements constitute our opinion.

4.                                       As at the date of incorporation, the authorised share capital of the Company is US$50,000 divided into 50,000 shares of par value of US$1.00 each. On 24 February, 2012, the members of the Company has passed an ordinary resolution in accordance with its Articles of Association to approve the subdivision of every issued and unissued share of US$1.00 par value each in the share capital of the Company into 20,000 shares of US$0.00005 par value each, such that the Company shall have an authorised share capital of US$50,000 divided into 1,000,000,000 shares of US$0.00005 par value each and the 12,538 shares of US$1.00 par value each in the issued share capital of the Company have become 250,760,000 shares of US$0.00005 par value each (“Subdivision of Shares”) and immediately upon completion of the Subdivision of Shares, it was also approved by the members of the Company by way of ordinary resolution that the authorised share capital of the Company be increased to US$250,000 divided into 5,000,000,000 shares of US$0.00005 par value each.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters”, and to the summarization of our opinion, in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman